Exhibit 99.1

Control4 Announces Fourth Quarter and
Fiscal Year 2013 Earnings

Record Revenue Quarter Fueled by 27% Increase in North America

SALT LAKE CITY —  Feb 11, 2013 — Control4 Corporation (NASDAQ: CTRL), a leading provider of automation and control solutions for the connected home, today announced financial results for its fourth quarter and fiscal year ended December 31, 2013.

Revenue for the fourth quarter was $35.8 million, compared with $30.7 million for the fourth quarter of 2012, representing 17% year-over-year growth. Revenue for the year ended December 31, 2013 also grew 17% to $128.5 million, compared with $109.5 million for the year ended December 31, 2012.

Net income for the fourth quarter of 2013 was $2.3 million, or $0.09 per diluted share, compared with net income of $2.5 million, or $0.13 per diluted share, in the fourth quarter of 2012. Net income for the year ended December 31, 2013 was $3.5 million, or $0.16 per diluted share, compared with a net loss of $3.7 million, or a net loss of $1.58 per diluted share, for the year ended December 31, 2012.

Control4 recorded non-GAAP net income of $3.5 million, or $0.14 per diluted share, in the fourth quarter of 2013, compared with $3.3 million, or $0.17 per diluted share, in the fourth quarter of 2012.  Non-GAAP net income for the year ended December 31, 2013 was $8.4 million, or $0.38 per diluted share, compared with a Non-GAAP net income of $4.1 million, or $0.22 per diluted share, for the year ended December 31, 2012.  A reconciliation of GAAP to non-GAAP financial information is contained in the attached tables.

“Strong year-over-year revenue growth in North America delivered record revenues for Control4 in the fourth quarter and for the full year,” said Martin Plaehn, chairman and chief executive officer of Control4.  “We continue to provide leadership in home automation with our Control4 Operating System, our new solution products, and our ability to integrate with more than 7,700 third-party products designed for the home.  Our new next-generation wireless and panelized lighting solutions are being very well received, and we are now delivering new levels of home automation, elegance, and reliability to both residential and commercial installations.”

Commenting on the company’s financial results for the fourth quarter and the full fiscal year, Dan Strong, chief financial officer of Control4, added: “We remained solidly profitable on a GAAP and non-GAAP basis.  Our non-GAAP income from operations grew by 106% in 2013 compared to 2012, and represents 8% of revenue compared to 4% in 2012, an indication of the progress we are making toward our long-term operating model.”

For the first quarter of 2014, the company expects revenue to be between $30.0 million and $32.0 million, and expects non-GAAP net income to be approximately break-even due to the expected seasonally lower revenue in the first quarter compared to other quarters.

(more)

Conference Call

Control4 Corporation (NASDAQ: CTRL) will host an investor conference call and webcast the event beginning at 3:00 p.m. Mountain Time (5:00 p.m. Eastern Time) on February 11, 2014.  To access the conference call, dial 480-629-9858 or 888-549-7704 (toll free) and enter passcode 4664377.  The webcast and replay will be accessible on Control4’s investor relations website at http://investor.control4.com/.  A replay of the conference call will be available within two hours of the conclusion of the conference.  To access the replay telephonically through February 22, 2014, please dial 303-590-3030 or 800-406-7325 and enter passcode 4664377.  A reply of the conference call will be available online until March 11, 2014.

About Control4 Corporation (NASDAQ: CTRL):

Control4 is a leading provider of automation and control systems for the connected home. Control4 unlocks the potential of connected devices, making entertainment systems easier to use, homes more comfortable and energy efficient, and families more secure. Control4 provides its consumers with the ability to integrate music, video, lighting, temperature, security, communications and other functionalities into a unified home automation solution that enhances their daily lives.

At the center of the Control4 solution is an advanced software platform, which Control4 provides through its products that interface with a wide variety of connected devices developed both by Control4 and by many third parties.  Control4’s solution functions as the operating system of the home, making connected devices work together to control, automate and personalize the homes of its consumers. By delivering insightfully simple, personalized control solutions that enhance the lives of individuals and families, Control4 is the automation platform of choice for consumers, hotels and businesses around the world. To learn more, visit Control4 at www.control4.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding Control4’s financial outlook.  All statements other than statements of historical fact contained in this press release are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other comparable terminology. These forward-looking statements are made as of the date they were first issued and are based on current expectations, estimates, forecasts, and projections as well as the beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Control4’s control. Control4’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in Control4’s risk factors discussed in filings with the U.S. Securities and Exchange Commission (“SEC”), including but not limited to Control4’s Registration Statement on Form S-1 declared effective by the SEC on August 1, 2013, and Quarterly Reports on Form 10-Q for the quarters ended June 30, 2013 and September 30, 2013, as well as other documents that may be filed by the Company from time to time with the SEC. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: the ability of Control4 to remain competitive

(more)

and maintain its position in the market; Control4’s ability to increase market awareness of its solution and brand; the ability of dealers and distributors to sell Control4 solutions; quarterly and annual operating results may fluctuate more than expected; the ability of Control4 to develop new solutions and develop and expand its network of dealers and distributors; the ability of Control4 to realize the intended benefits of its strategic relationships; the compatibility of Control4 solutions with third-party products and applications; the ability of Control4 to adapt to technological changes; the market for Control4’s solutions may develop more slowly than expected; the risk of losing key employees; increased demands on employees and costs associated with operating as a public company; general political or destabilizing events, including war, conflict, or acts of terrorism; and other risks and uncertainties. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent Control4’s views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its views to change. Control4 undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. These forward-looking statements should not be relied upon as representing Control4’s views as of any date subsequent to the date of this press release.

Non-GAAP Financial Measures

Control4’s stated results include certain non-GAAP financial measures, including non-GAAP gross margin, non-GAAP income from operations, non-GAAP net income, and non-GAAP net income per diluted share. Non-GAAP gross margin, non-GAAP income from operations, and non-GAAP net income exclude non-cash expenses related to stock-based compensation as well as gains or losses on inventory purchase commitments.  The company further excludes expenses related to litigation settlement, stock warrants, and executive severance from non-GAAP income from operations and non-GAAP net income.  Management believes that it is useful to exclude stock-based compensation expense because the amount of such expense in any specific period may not directly correlate to the underlying performance of our business operations. Management also believes that it is useful to exclude gains or losses on certain inventory purchase commitments because it is income or expense that arose from our commitment to purchase energy-related products from a contract manufacturing partner that will not be used going forward due to the decision to discontinue our energy product line for utility customers.  The Company has not recognized that type of income or expense in periods prior to 2012, and management believes that past and future periods are more comparable if that income or expense is excluded.  Furthermore, the Company believes it is useful to exclude expenses related to litigation settlement, stock warrants, and executive severance because of the variable and unpredictable nature of these expenses, which are not indicative of past or future operating performance. Management believes that past and future periods are more comparable if those expenses are excluded.  Control4 believes these adjustments provide useful comparative information to investors.  Control4 considers these non-GAAP financial measures to be important because they provide useful measures of its operating performance and are used by its management for that purpose.  In addition, investors often use measures such as these to evaluate the operating performance of a company.  Non-GAAP results are presented for supplemental informational purposes only for understanding Control4’s operating results.  The non-GAAP results should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies.

(more)

CONTROL4 CORPORATION

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	December 31,	December 31,
	2012	2013
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$18,695	$84,546
Accounts receivable, net	13,078	15,064
Inventories	12,515	15,312
Prepaid expenses and other current assets	1,871	1,773
Total current assets	46,159	116,695
Property and equipment, net	2,666	3,943
Intangible assets, net	926	928
Other assets	887	1,120
Total assets	$50,638	$122,686
Liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$14,435	$13,314
Accrued liabilities	6,571	6,821
Deferred revenue	542	644
Current portion of notes payable	1,321	1,138
Total current liabilities	22,869	21,917
Notes payable	1,838	1,828
Warrant liability	601	—
Other long-term liabilities	1,620	467
Total liabilities	26,928	24,212
Commitments and contingencies
Redeemable convertible preferred stock, $0.0001 par value; 83,163,408 and no shares authorized; 15,293,960 and no shares issued and outstanding at December 31, 2012 and December 31, 2013, respectively; aggregate liquidation preference of $118,150 and $0 at December 31, 2012 and December 31, 2013, respectively	116,313	—
Stockholders’ equity (deficit):
Preferred stock, $0.0001 par value, no and 25,000,000 shares authorized; no shares issued and outstanding at December 31, 2012 and December 31, 2013, respectively	—	—
Common stock, $0.0001 par value; 127,836,592 and 500,000,000 shares authorized; 2,490,870 and 22,785,104 shares issued and outstanding at December 31, 2012 and December 31, 2013, respectively	—	2
Additional paid-in capital	12,988	200,545
Accumulated deficit	(105,587)	(102,084)
Accumulated other comprehensive income (loss)	(4)	11
Total stockholders’ equity (deficit)	(92,603)	98,474
Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$50,638	$122,686

CONTROL4 CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months		Year
	Ended		Ended
	December 31,		December 31,
	2012	2013	2012	2013
	(unaudited)		(unaudited)
Revenue	$30,665	$35,756	$109,512	$128,511
Cost of revenue	15,515	18,105	57,225	64,234
Cost of revenue — inventory purchase commitment	—	(200)	1,840	(380)
Gross margin	15,150	17,851	50,447	64,657
Operating expenses:
Research and development	5,191	6,309	20,310	24,979
Sales and marketing	4,703	5,378	20,182	21,975
General and administrative	2,484	3,706	10,150	12,329
Litigation settlement	—	—	2,869	440
Total operating expenses	12,378	15,393	53,511	59,723
Income (loss) from operations	2,772	2,458	(3,064)	4,934
Other income (expense):
Interest income	2	8	13	16
Interest expense	(68)	(50)	(277)	(470)
Other income (expense)	(32)	(30)	(254)	(729)
Total other income (expense)	(98)	(72)	(518)	(1,183)
Income (loss) before income taxes	2,674	2,386	(3,582)	3,751
Income tax expense	(141)	(116)	(141)	(248)
Net income (loss)	$2,533	$2,270	$(3,723)	$3,503
Net income (loss) per common share:
Basic	$1.02	$0.10	$(1.58)	$0.33
Diluted	$0.13	$0.09	$(1.58)	$0.16
Weighted-average number of shares:
Basic	2,476	22,771	2,360	10,609
Diluted	19,385	25,301	2,360	22,263

Stock-based compensation expense included in the consolidated statements of operations data:
Cost of revenue	$25	$17	$78	$63
Research and development	243	440	704	1,414
Sales and marketing	159	200	580	743
General and administrative	348	455	1,507	1,540
Total stock-based compensation expense	$775	$1,112	$2,869	$3,760

CONTROL4 CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Year
	Ended
	December 31,
	2012	2013
	(unaudited)
Operating activities
Net income (loss)	$(3,723)	$3,503
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation expense	1,714	2,201
Amortization of intangible assets	271	319
Provision for doubtful accounts	184	159
Loss (gain) on inventory purchase commitment	1,840	(380)
Loss on disposal of property and equipment	107	—
Stock-based compensation	2,869	3,760
Warrant liability expense	254	709
Changes in assets and liabilities:
Accounts receivable	(2,600)	(2,104)
Inventories	(4,858)	(2,723)
Prepaid expenses and other current assets	(352)	111
Other assets	(823)	(233)
Accounts payable	4,622	(1,221)
Accrued liabilities	2,117	620
Deferred revenue	(10)	102
Other long-term liabilities	(621)	(1,155)
Net cash provided by operating activities	991	3,668
Investing activities
Purchases of property and equipment	(2,360)	(3,470)
Business acquisition	—	(147)
Net cash used in investing activities	(2,360)	(3,617)
Financing activities
Proceeds from issuance of common stock, net of issuance costs	—	65,556
Proceeds from exercise of options for common stock	785	446
Proceeds from notes payable	1,876	1,145
Repayment of notes payable	(1,037)	(1,338)
Net cash provided by financing activities	1,624	65,809
Effect of exchange rate changes on cash and cash equivalents	(28)	(9)
Net increase in cash and cash equivalents	227	65,851
Cash and cash equivalents at beginning of period	18,468	18,695
Cash and cash equivalents at end of period	$18,695	$84,546
Supplemental disclosure of cash flow information
Cash paid for interest	$278	$461
Cash paid for taxes	26	153
Supplemental schedule of non-cash investing and financing activities
Options for common stock granted in connection with a business acquisition	—	174
Elimination of liability upon net exercise of warrants to purchase preferred stock	—	1,310
Conversion of redeemable convertible preferred stock to common stock	—	116,313

CONTROL4 CORPORATION

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands, except percentages and per share data)

(unaudited)

	Three Months		Year
	Ended		Ended
	December 31,		December 31,
	2012	2013	2012	2013
Reconciliation of Gross Margin to Non-GAAP Gross Margin:
Gross margin	$15,150	$17,851	$50,447	$64,657
Stock-based compensation expense in cost of revenue	25	17	78	63
Cost of revenue - inventory purchase commitment	—	(200)	1,840	(380)
Non-GAAP gross margin	$15,175	$17,668	$52,365	$64,340
Revenue	$30,665	$35,756	$109,512	$128,511
Gross margin percentage	49.4%	49.9%	46.1%	50.3%
Non-GAAP gross margin percentage	49.5%	49.4%	47.8%	50.1%

Reconciliation of Income (Loss) from Operations to Non-GAAP Income from Operations:
Income (loss) from operations	$2,772	$2,458	$(3,064)	$4,934
Stock-based compensation expense	775	1,112	2,869	3,760
Cost of revenue - inventory purchase commitment	—	(200)	1,840	(380)
Litigation settlement	—	—	2,869	440
Convertible preferred stock warrant	32	—	254	709
Executive severance	—	340	—	340
Non-GAAP income from operations	$3,579	$3,710	$4,768	$9,803
Revenue	$30,665	$35,756	$109,512	$128,511
Operating margin percentage	9.0%	6.9%	-2.8%	3.8%
Non-GAAP operating margin percentage	11.7%	10.4%	4.4%	7.6%

Reconciliation of Net Income (Loss) to Non-GAAP Net Income:
Net income (loss)	$2,533	$2,270	$(3,723)	$3,503
Stock-based compensation expense	775	1,112	2,869	3,760
Cost of revenue - inventory purchase commitment	—	(200)	1,840	(380)
Litigation settlement	—	—	2,869	440
Convertible preferred stock warrant	32	—	254	709
Executive severance	—	340	—	340
Non-GAAP net income	$3,340	$3,522	$4,109	$8,372
Non-GAAP net income per common share:
Basic	$1.35	$0.15	$1.74	$0.79
Diluted	$0.17	$0.14	$0.22	$0.38
Weighted-average number of shares:
Basic	2,476	22,771	2,360	10,609
Diluted	19,385	25,301	18,909	22,263

CONTACTS:

Investor Relations	Media Relations
Mike Bishop	Brittany Rae Fraser
The Blueshirt Group	ICR, Inc.
Tel: +1 415-217-4968	Tel: +1 646-277-1231
mike@blueshirtgroup.com	brittanyrae.fraser@icrinc.com

# # #